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                                                                  Exhibit 10.23

                                     KEYCORP

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                             Effective June 1, 1990


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                                                 TABLE OF CONTENTS

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                                                                                                              ----

ARTICLE I                  PURPOSE; EFFECTIVE DATE                                                            1
                           1.1        Purpose                                                                 1
                           1.2        Effective Date                                                          1

ARTICLE II                 DEFINITIONS                                                                        1
                           2.1        Account                                                                 1
                           2.2        Actuarial Equivalent                                                    1
                           2.3        Beneficiary                                                             2
                           2.4        Board                                                                   2
                           2.5        Change in Control                                                       2
                           2.6        Committee                                                               3
                           2.7        Company                                                                 4
                           2.8        Compensation                                                            4
                           2.9        Deferral Commitment                                                     4
                           2.10       Deferral Period                                                         4
                           2.11       Determination Date                                                      4
                           2.12       Discretionary Contribution                                              4
                           2.13       Earnings                                                                4
                           2.14       Employer                                                                5
                           2.15       Financial Hardship                                                      5
                           2.16       Incentive Compensation                                                  5
                           2.17       Make-Up Contribution                                                    5
                           2.18       Participant                                                             5
                           2.19       Participation Agreement                                                 5
                           2.20       Plan                                                                    5
                           2.21       Prior Plan                                                              6
                           2.22       Qualified Profit Sharing Plan                                           6

ARTICLE III                PARTICIPATION AND DEFERRAL COMMITMENTS                                             6
                           3.1        Eligibility and Participation                                           6
                           3.2        Form of Deferral                                                        7
                           3.3        Limitations on Deferral Committee                                       7
                           3.4        Commitment Limited by Termination                                       8
                           3.5        Modification of Deferral Commitment                                     8
                           3.6        Change in Employment Status                                             8
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                                                                             (i)


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                                                 TABLE OF CONTENTS
                                                    (Continued)


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
ARTICLE IV                 DEFERRED COMPENSATION ACCOUNT                                                      9
                           4.1        Account                                                                 9
                           4.2        Timing of Credits; Withholding                                          9
                           4.3        Make-Up Contributions                                                   9
                           4.4        Discretionary Contributions                                             10
                           4.5        Determination of Account                                                10
                           4.6        Vesting of Account                                                      11
                           4.7        Statement of Account                                                    11

ARTICLE V                  PLAN BENEFITS                                                                      12

                           5.1        Distributions Prior to Termination
                                      of Employment                                                           12
                           5.2        Distributions Following Termination
                                      of Employment                                                           13
                           5.3        Form of Benefit Payment Following
                                      Termination of Employment                                               14
                           5.4        Accelerated Distribution                                                14
                           5.5        Withholding for Taxes                                                   14
                           5.6        Valuation and Settlement                                                15
                           5.7        Payment to Guardian                                                     15

ARTICLE VI                 BENEFICIARY DESIGNATION                                                            16
                           6.1        Beneficiary Designation                                                 16
                           6.2        Changing Beneficiary                                                    16
                           6.3        Community Property                                                      16
                           6.4        No Beneficiary Designation                                              18

ARTICLE VII                ADMINISTRATION                                                                     18
                           7.1        Committee; Duties                                                       18
                           7.2        Agents                                                                  19
                           7.3        Binding Effect of Decisions                                             19
                           7.4        Indemnity of Committee                                                  19
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                                                                            (ii)


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                                                 TABLE OF CONTENTS

                                                    (Continued)

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
ARTICLE VIII               CLAIMS PROCEDURE                                                                   19
                           8.1        Claim                                                                   19
                           8.2        Review of Claim                                                         20
                           8.3        Notice of Denial of Claim                                               20
                           8.4        Reconsideration of Denied Claim                                         21
                           8.5        Employer to Supply Information                                          22

ARTICLE IX                 AMENDMENT AND TERMINATION OF PLAN                                                  23
                           9.1        Amendment                                                               23
                           9.2        Employer's Right to Terminate                                           23

ARTICLE X                  MISCELLANEOUS                                                                      24
                           10.1       Unfunded Plan                                                           24
                           10.2       Company and Employer Obligations                                        25
                           10.3       Unsecured General Creditor                                              25
                           10.4       Trust Fund                                                              25
                           10.5       Nonassignability                                                        25
                           10.6       Not a Contract of Employment                                            26
                           10.7       Protective Provisions                                                   26
                           10.8       Governing Law                                                           26
                           10.9       Validity                                                                26
                           10.10      Notice                                                                  27
                           10.11      Successors                                                              27

                                                                                                            (iii)
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                                   KEYCORP
                     EXECUTIVE DEFERRED COMPENSATION PLAN

                                  ARTICLE I


                           PURPOSE; EFFECTIVE DATE
                           -----------------------

         1.1 PURPOSE. The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for selected employees of the Employer. It is intended that the Plan wil aid in attracting and retaining employees of exceptional ability by providing them with these benefits.

         1.2 EFFECTIVE DATE. The Plan is effective as of June 1, 1990.




                                  ARTICLE II

                                 DEFINITIONS
                                 -----------

         For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 ACCOUNT. "Account" means the device used by the Employer to measure and determine the amount to be paid to a Participant under the Plan.

         2.2 ACTUARIAL EQUIVALENT. "Actuarial Equivalent" means equivalence in value between two or more forms and/or times of payment based on a determination by an actuary chosen by the


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committee, using sound acturial assumptions at the time of such determination

         2.3 BENEFICIARY. "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

        2.4 BOARD. "Board" means the Board of Directors of the Company.

        2.5 CHANGE IN CONTROL. A "Change in Control" means a Change in Control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor thereto; provided that, without limitation, such a change in Control shall be deemed to have occurred at such time as:

                  (a) Any person is or becomes the "beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the Company's Voting Securities;

                  (b) Individuals who constitute the Board of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company or the Board of any corporation with which the Company merges, provided that any person becoming a director subsequent to the date hereof whose election, or nomination

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for election by the Company's shareholders, was approved by a vote of at least three quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board;

                (c) If any person or entity acquires an interest which is determined by the Federal Reserve Board to constitute a controlling interest in the Company;

                (d) The sale by the Company of more than fifty percent (50%) of the book value of its assets to a single purchaser or to a group of affiliated purchasers; or

                (e) The merger or consolidation of the Company in a transaction in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting shares of the continuing corporation. Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred by virtue of any transaction which results in which a Participant, or group of Participants, acquiring, directly or indirectly, twenty five percent (25%) or more of the combined voting power of the Company's Voting Securities.

         2.6 COMMITTEE. "Committee" means the Compensations Committee of the Board.

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         2.7          COMPANY.  "Company" means KeyCorp, a New York
corporation.

         2.8 COMPENSATION. "Compensation" means salary and incentive Compensation payable to a Participant during the calendar year, before reduction for amounts deferred under this Plan or any other salary reduction program. Compensation does not include expense reimbursements, any form of non-cash compensation, or benefits.

         2.9 DEFERRAL COMMITMENT. "Deferral Commitment" means a commitment made by a Participant to defer Compensation pursuant to Article III.

         2.10 DEFERRAL PERIOD. "Deferral Period" means each calendar year. The initial Deferral Period, however, shall be from July 1, 1990, through December 31, 1990.

         2.11 DETERMINATION DATE. "Determination Date" means the last day of each calendar month.

         2.12 DISCRETIONARY CONTRIBUTION. "Discretionary Contribution" means the Employer contribution credited to a Participant's Account under
Section 4.4.

         2.13 EARNINGS. "Earnings" means the rate of growth credited to an account on each Determination Date in a calendar year and shall be equal to .5 percentage points higher than the effective annual yield of the average of the Moody's Average Corporate Bond Yield Index for the previous calendar month as published by Moody's Investor Service, Inc. (or any successor

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publisher thereto), or, if such index is no longer published, a substantially similar index selected by the Board.

         2.14 EMPLOYER. "Employer" means the Company and any subsidiary or affiliate of the Company designated by the Board.

         2.15 FINANCIAL HARDSHIP. "Financial Hardship" means a financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         2.16 INCENTIVE COMPENSATION. "Incentive Compensation" means amounts payable to a participant as incentive awards under the KeyCorp Executive Incentive Compensation Plan.

         2.17 MAKE-UP CONTRIBUTION. "Make-Up Contribution" means the Employer contribution credited to a Participant's Account under 4.3.

         2.18 PARTICIPANT. "Participant" means any eligible individual who has elected to defer Compensation under this Plan.

         2.19 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, with respect to a Deferral Commitment made for such Deferral Period.

         2.20 PLAN. "Plan" means this Executive Deferred Compensation Plan as amended from time to time.

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         2.21         PRIOR PLAN.  "Prior Plan" means the individual
deferral arrangements and plans in effect on May 31, 1990.

         2.22 QUALIFIED PROFIT SHARING PLAN. "Qualified Profit Sharing Plan" means the KeyCorp Profit Sharing Plus Plan, or any successor defined contribution retirement income plan maintained by Employer that qualifies under
Section 401(a) of the Internal Revenue Code.

                                   ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS
                     --------------------------------------

         3.1          ELIGIBILITY AND PARTICIPATION.

                      (a) ELIGIBILITY. Eligibility to participate in the Plan shall be limited to key employees of Employer who are designated, from time to time, by the Board.

                      (b) PARTICIPATION. An eligible individual may elect to
             participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the 15th day of the month immediately preceding the beginning of the Deferral Period.

                      (c) PART-YEAR PARTICIPATION.  When an individual
             first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee within thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Participation Agreement will be effective only with regard

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             to Compensation earned following submission to the
             Committee.

         3.2 FORM OF DEFERRAL. A Participant may elect Deferral Commitments in the Participation Agreement as follows:

                    (a) SALARY DEFERRAL COMMITMENT.  A salary Deferral
             Commitment shall be related to the salary payable by Employer to a Participant during the Deferral Period. The amount to be deferred shall be stated either as a percentage or a dollar amount.

                      (b) INCENTIVE DEFERRAL COMMITMENT.  An incentive
             Deferral Commitment shall be related to the Incentive Compensation earned by the Participant for the Deferral Period. The amount to be deferred shall be stated either as a percentage or a dollar amount.

         3.3 LIMITATIONS ON DEFERRAL COMMITMENTS. The following limitations shall apply to Deferral Commitments:

                      (a) MINIMUM. The minimum deferral amount shall be two
             hundred dollars ($200) for each month in the Deferral Period, except there shall be no minimum deferral amount on an incentive Deferral Commitment if the Participant has also made a salary Deferral Commitment for the same Deferral Period. The minimum Deferral Commitment for a Participant who enters participation after the beginning of a Deferral Period shall be based on the number of months remaining in the Deferral Period.

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                      (b) MAXIMUM. The maximum deferral amount shall be fifty
             percent (50%) of salary in a salary Deferral Commitment and one hundred percent (100%) of Incentive Compensation in an incentive Deferral Commitment.

                      (c) CHANGES IN MINIMUM OR MAXIMUM.  The Committee
             may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect a Deferral Commitment made prior to the Committee's action.

             3.4 COMMITMENT LIMITED BY TERMINATION. If a Participant terminates employment with Employer prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination. The minimum deferral for the Deferral Period shall be based on the number of months to the date of termination.

             3.5 MODIFICATION OF DEFERRAL COMMITMENT. Except as provided in Section 5.1(b) below, Deferral Commitments shall be irrevocable.

             3.6 CHANGE IN EMPLOYMENT STATUS. If the Board determines that a Participant's performance is no longer at a level that deserves reward through participation in the Plan, but does not terminate the Participant's employment with Employer, the Participant's existing Deferral Commitment shall terminate at the end of the Deferral Period, and no new Deferral Commitment may be made by such Participant after notice of such determination is given by the Board.

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                                   ARTICLE IV

                          DEFERRED COMPENSATION ACCOUNT
                          -----------------------------

             4.1 ACCOUNT. The amounts deferred by a Participant under the Plan, any Employer contributions and Earnings shall be credited to the Participant's Account. Separate subaccounts may be maintained to reflect different forms of distribution and levels of vesting and forms of payment. The Account shall be a bookkeeping device utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets. On July 1, 1990, each Participant shall have an Account balance equal to the amount held for the Participant pursuant to the Prior
Plan, if any.

             4.2 TIMING OF CREDITS; WITHHOLDING. A Participant's deferred Compensation shall be credited to the Participant's Account at the time it would have been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal or local law shall reduce the amount credited to the Participant's Account.

             4.3      MAKE-UP CONTRIBUTIONS.  Employer may credit a Make-
Up Contribution to the Participant's Account in this Plan equal to the reduction in the Participant's allocation of a Qualified Profit Sharing Plan contribution because of deferrals under this Plan. The Make-Up Contribution shall be credited to the Account

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as of the date the contribution would have been credited to the Participant's account in the Qualified Profit Sharing Plan in the absence of deferral.

             4.4 DISCRETIONARY CONTRIBUTIONS. Employer may make Discretionary Contributions to a Participant's Account. Discretionary Contributions shall be credited at such times and in such amounts as the Board in its sole discretion shall determine.

             4.5 DETERMINATION OF ACCOUNT. Each Participant's Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

                          (a) NEW DEFERRALS. The Account shall be increased by any deferred Compensation credited since such Determination Date.

                          (b) EMPLOYER CONTRIBUTIONS. The Account shall be increased by any Employer contributions credited since such Determination Date.

                          (c )  DISTRIBUTIONS. The Account shall be reduced by
             any benefits distributed from the Account to the Participant since such Determination Date.

                          (d) EARNINGS. The Account shall be increase by the Earnings on the average daily balance in the Account since such Determination Date.

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             4.6      VESTING OF ACCOUNT.  Each Participant shall be vested in
the amounts credited to such Participant's Account and Earnings thereon as follows:

                          (a) AMOUNTS ROLLED OVER. A Participant shall be one hundred percent (100%) vested at all times in any amounts rolled into this Plan from the Prior Plan and any Earnings thereon.

                          (b) AMOUNTS DEFERRED. A Participant shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and Earnings thereon.

                          (c) MAKE-UP CONTRIBUTIONS. A Participant's Make-Up Contribution and Earnings thereon shall become vested at the same time and in the same amount as they would have become vested if made to the Qualified Profit Sharing
             Plan.

                          (d) DISCRETIONARY CONTRIBUTIONS. A Participant's Discretionary Contributions and Earnings thereon shall become vested as determined by the Board.

             4.7 STATEMENT OF ACCOUNT. The Committee shall give to each Participant a statement showing the balance in the Participant's Account on an annual basis and at such times as may be determined by the Committee.

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                                    ARTICLE V
                                  PLAN BENEFITS

             5.1 DISTRIBUTION PRIOR TO TERMINATION OF EMPLOYMENT. A Participant's Account may be distributed to the Participant prior to termination of employment as follows:

                          (a) EARLY WITHDRAWALS. A Participant may elect in a
             Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than seven years after the date the Deferral Period commences. The amount withdrawn shall not exceed the amount of Compensation deferred, without Earnings. Such election shall be made at the time the Deferral Commitment is made and shall be irrevocable.

                          (b) HARDSHIP WITHDRAWAL. Upon finding that a
             Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from the Participant's Account. The amount of such a withdrawal shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship. If payment is made due to Financial Hardship under this Plan or the Qualified Profit Sharing Plan, the Participant's deferrals under this Plan shall cease for a 12-month period. Any resumption of the Participant's deferrals under the Plan after such 12-month period shall be made only at

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             the election of the Participant in accordance with Article
             III herein.

                          (c) FORM OF PAYMENT AND TIME. Any distribution pursuant to Section 5.1(a) or 5.1(b) shall be payable in a lump sum. The distribution shall be paid in the case of a partial withdrawal, as provided in the Participation Agreement, and in case of a Financial Hardship, within thirty (30) days after the determination of a Financial Hardship.

             5.2      DISTRIBUTIONS FOLLOWING TERMINATION OF EMPLOYMENT.
Upon a Participant's termination of employment with Employer for any reason, the Employer shall pay the Participant or in the case of death the Participant's Beneficiary, benefits equal to the balance in the Participant's Account. Plan benefits attributed to Deferrals made on or after July 1, 1990, shall be payable in the manner provided in Section 5.3 and at the time provided in Section 5.6. Plan benefits with respect to a Prior Plan shall be payable in the same manner and at the same time as selected by the Participant under the Prior Plan.

             5.3      FORM OF BENEFIT PAYMENT FOLLOWING TERMINATION OF
EMPLOYMENT.

                          (a) Subject to Section 5.3(c ), benefits shall be paid in the form selected by the Participant at the time of the Deferral Commitment. Options include:

                                (i) A lump sum payment.

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                                      (ii) Equal monthly installments of the
                      Account and Interest amortized over a period of sixty
                      (60), one hundred twenty (120), or one hundred eighty
                      (180) months.

                          (b) The Interest on the unpaid balance of an Account
             under (a) shall be equal to the average Earnings over the thirty six (36) months immediately preceding the commencement of benefit payments.

                          (c) SMALL ACCOUNT(S).  Notwithstanding Section
             5.3(a), if a Participant's Account is under fifty thousand dollars ($50,000) on the valuation date, the benefit shall be paid in a lump sum.

             5.4 ACCELERATED DISTRIBUTION. Notwithstanding any other provision of the Plan, at any time after a Change of Control or at any time following termination of Employment, a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Participant. The amount payable under this section shall be paid in a lump sum within sixty five (65) days following the receipt of the notice by the Committee from the Participant.

             5.5 WITHHOLDING FOR TAXES. To the extent required by the law in effect at the time payments are made, the Employer shall withhold from the payments made hereunder any Taxes required to

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be withheld by the federal or any state or local government, including any amounts which the Employer determines is reasonably necessary to pay any generation-skipping transfer tax which is or may become due. A beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

             5.6 VALUATION AND SETTLEMENT. The amount of a lump sum payment and the initial amount of installments shall be based on the value of the Participant's Account on the valuation date. The last day of the month preceding the Participant's Termination of Employment shall be the valuation date. The date on which a lump sum is paid or the date on such installments commence shall be the settlement date. Subject to Section 5.7, the settlement date shall be no more than sixty five (65) days after the valuation date. All payments shall be made as of the first day of the month.

             5.7 PAYMENT TO GUARDIAN. The Committee may direct payment to the duly appointed guardian, conservator, or other similar legal representative of a Participant or Beneficiary to whom payment is due. In the absence of such a legal representative, the Committee may, in its sole and absolute discretion, make payment to a person having the care and custody of a minor, incompetent or person incapable of handling the disposition of property upon proof satisfactory to the Committee of

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incompetency, minority, or incapacity. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

                                   ARTICLE VI

                             BENEFICIARY DESIGNATION
                             -----------------------

             6.1 BENEFICIARY DESIGNATION. Subject to Section 6.3, each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when field with the Committee during the Participant's lifetime.

             6.2 CHANGING BENEFICIARY. Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

             6.3 COMMUNITY PROPERTY. If the Participant resides in a community property state, the following rules shall apply:

                          (a) Designation by a married Participant of a
             Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is

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             established the consent cannot be obtained because the
             spouse cannot be located.

                          (b) A married Participant's Beneficiary designation
             may be changed by a Participant with the consent of the Participant's spouse as provided for in section 6.3(a) by the filing of a new designation with the Committee.

                          (c) If the Participant's marital status changes after
             the Participant has designated a Beneficiary, the following shall apply:

                                      (i)  If the Participant is married at the
                         time of death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.3(a).

                                      (ii) If the Participant is unmarried at
                         the time of death but was married when the designation was made:

                                           a) The designation shall be void if
                                      the spouse was named as Beneficiary;

                                           b) The designation shall remain valid
                                      if a nonspouse Beneficiary was named.

                                      (iii) If the Participant was married when
                         the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

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             6.4      NO BENEFICIARY DESIGNATION. If any Participant fails to
designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

                          (a)  The Participant's spouse;

                          (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

                          (c ) The Participant's estate.

                                   ARTICLE VII

                                 ADMINISTRATION
                                 --------------

             7.1 COMMITTEE; DUTIES. This Plan shall be administered by the Compensation Committee of the Board. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

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             7.2      AGENTS. The Committee may, from time to time, employ
agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

             7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

             7.4 INDEMNITY OF COMMITTEE. The Company shall indemnify an hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the case of gross negligence or willful misconduct.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE
                                ----------------

             8.1 CLAIM. The Committee shall establish rules and procedures to be followed by Participants and Beneficiaries in (a) filing claims for benefits, and (b) for furnishing and verifying proofs necessary to establish the right to benefits in accordance with the Plan, consistent with the remainder of this Article. Such rules and procedures shall require that claims and proofs be made in writing and directed to the Committee.

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             8.2      REVIEW OF CLAIM. The Committee shall review all claims
for benefits. Upon receipt by the Committee of such a claim, it shall determine all facts which are necessary to establish the right of the claimant to benefits under the provisions of the Plan and the amount thereof as herein provided within ninety (90) days of receipt of such claim. If prior to the expiration of the initial ninety (90) day period, the Committee determines additional time is needed to come to a determination on the claim, the Committee shall provide written notice to the Participant, Beneficiary or other claimant of the need for the extension, not to exceed a total of one hundred eighty (180) days from the date the application was received.

             8.3 NOTICE OF DENIAL OF CLAIM. In the event that any Participant, Beneficiary or other claimant claims to be entitled to a benefit under the Plan, and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant that the claim has been denied, in whole or in part, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonable expected to be understood by such claimant and shall refer to the specific sections of the Plan relied on, shall describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and where appropriate, shall include an explanation of how the claimant can obtain reconsideration of such denial.

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             8.4      RECONSIDERATION OF DENIED CLAIM.

                          (a) Within sixty (60) days after receipt of the notice
             of the denial of a claim, such claimant or duly authorized representative may request, by mailing or delivery of such written notice to the Committee, a reconsideration by the Committee of the decision denying the claim. If the claimant or duly authorized representative fails to request such a reconsideration within such sixty (60) day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant or duly authorized representative requests a reconsideration within such sixty (60) day period, the claimant of duly authorized representative shall have thirty (30) days after filing a request for reconsideration to submit additional written material in support of the claim, review pertinent documents, and submit issues and comments in writing.

                          (b) After such reconsideration request, the Committee
             shall determine within sixty (60) days of receipt of the claimant's request for reconsideration whether such denial of the claim was correct and shall notify such claimant in writing of its determination. The written notice of decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on

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             which the decision is based. In the event of special circumstances determined by the Committee, the time for the Committee to make a decision may be extended by an additional sixty (60) days upon written notice to the claimant prior to the commencement of the extension. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant or his duly authorized representative notifies the Committee within ninety (90) days after the mailing or delivery to the claimant by the Committee of its determination that claimant intends to institute legal proceedings challenging the determination of the Committee and actually institutes such legal proceedings within one hundred eighty (180) days after such mailing or delivery.

             8.5      EMPLOYER TO SUPPLY INFORMATION. To enable the
Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the retirement, death or other cause for termination of employment of all Participants, and such other pertinent facts as the Committee may require.

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                                   ARTICLE IX

                        AMENDMENT OF TERMINATION OF PLAN
                        --------------------------------

             9.1 AMENDMENT. The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following:

                          (a) PRESERVATION OF ACCOUNT BALANCE. No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

                          (b) CHANGES IN EARNINGS RATE. No amendment shall reduce the rate of earnings to be credited after the date of the amendment to the amount already accrued in any Account and any Deferred Compensation credited to the Account under Deferral Commitments already in effect on that date.

             9.2 EMPLOYER'S RIGHT TO TERMINATE. The Board may at any time partially of completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Employer.

                          (a) PARTIAL TERMINATION. The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

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                          (b)  COMPLETE TERMINATION. The Board may completely
             terminate the Plan by instructing the Committee no to accept any additional Deferral Commitments, and by terminating all ongoing Deferral Commitments. If such a complete termination occurs, the Plan shall cease to operate and in equal monthly installments over the following period, based on the Account balance:

                          Account Balance                      Payout Period
                          ---------------                      -------------

                      Less than $50,000                            Lump Sum
                      $50,000 but less than $100,000               3 Years
                      More than $100,000                           5 Years

             Payments shall commence within sixty five (65) days after the Board Terminates the Plan and earnings shall continue to be credited on the unpaid Account balance at the rate specified in
             Section 5.3(b).

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

             10.1 UNFUNDED PLAN. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

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             10.2     COMPANY AND EMPLOYER OBLIGATIONS.  The obligation to make
benefit payments to any Participant under the Plan shall be a joint and several liability of the Company and the Employer that employed the Participant.

             10.3 UNSECURED GENERAL CREDITOR. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Employer or any other property for payment of benefits under this Plan. Any life insurance policies, annuity contracts or other property purchased by Employer in connection with this Plan shall remain its general, unpledged and unrestricted assets. Employer's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

             10.4 TRUST FUND. At its discretion, the Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

             10.5 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, a nticipate, mortgage or otherwise encumber,

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



transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferrable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

              10.6 NOT A CONTRACT OF EMPLOYMENT. This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

             10.7 PROTECTIVE PROVISIONS. A Participant will cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

             10.8 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York, except as preempted by federal law.

             10.9 VALIDITY. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or

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invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

             10.10 NOTICE. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

             10.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.

                                          KEYCORP/ Victor J. Riley, Jr.

                                     By:  ______________________________
                                          Its Chairman, President & Chief
                                          Executive Officer

                                  Dated:  ______________________________

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